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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                            -----------------------------
                                       FORM 8-K
                            -----------------------------

                                    CURRENT REPORT


      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          Date of Report: February 23, 2001

                                   ---------------


                                 EOG RESOURCES, INC.

             (Exact name of registrant as specified in its charter)


           DELAWARE                       1-9743              47-0684736
   (State or other jurisdiction       (Commission File     (I.R.S. Employer
  of incorporation or organization)      Number)          Identification No.)


       1200 SMITH STREET
          SUITE 300
        HOUSTON, TEXAS                                           77002
 (Address of principal executive offices)                      (Zip code)


                              713/651-7000
           (Registrant's telephone number, including area code)


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EOG RESOURCES, INC.



Item 5.  Other Events.

Price Swaps and Physical Contracts. With the objective of enhancing the certainty of future revenues, EOG Resources, Inc.
(EOG), a Delaware corporation, enters into NYMEX-related commodity price swaps and physical contracts from time to time.

(a) Crude Oil Price Swap Contracts

     At February 22, 2001, EOG had outstanding positions for March 2001 through August 2001 covering notional volumes of 5 thousand barrels of oil per day (MBbl/d) at an average price of $27.14 per Bbl, and notional volumes of 2 MBbl/d for the period September 2001 to December 2001 at an average price of $26.77 per Bbl. EOG will account for these swap contracts under mark-to-market accounting.


(b) Natural Gas Price Swap Contracts

     On February 22, 2001, EOG entered into price swap agreements covering notional volumes of 100,000 million British thermal units of natural gas per day (MMBtu/d) for the months of April and May 2001 at an average price of US$5.16 per MMBtu. EOG will account for these swap contracts under mark-to-market accounting.


(c) Natural Gas Physical Contracts

     On February 22, 2001, a Canadian subsidiary of EOG priced certain natural gas physical agreements for approximately 47,000 MMBtu/d for the months of April and May 2001 at an average NYMEX price of US$5.16 per MMBtu less applicable basis (location) adjustments.






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                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       EOG RESOURCES, INC.
                                       (Registrant)




Date: February 23, 2001                By:  /s/ TIMOTHY K. DRIGGERS
                                          ----------------------------
                                             Timothy K. Driggers
                                          Vice President, Accounting
                                             & Land Administration
                                         (Principal Accounting Officer)